CERTIFICATE OF NAME CHANGE
OF
REALTY REFUND TRUST

I, Gregory D. Bruhn, Executive Vice President of Realty ReFund Trust, an unincorporated Ohio real estate investment trust (the "Trust"), do hereby certify that pursuant to Ohio Revised Code Section 1747.04 and Section 1.1 of the Second Amended and Restated Declaration of Trust of Realty ReFund Trust the following resolution to change the name of the Trust was adopted in a writing signed by all of the trustees of the Trust:

RESOLVED, that pursuant to Section 1.1 of the Declaration of Trust, that the name of the Trust be changed to "InnSuites Hospitality Trust" and that the President and the Executive Vice President are each authorized to execute and deliver any and all documents and instruments necessary in connection with such name change.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the Trust, has hereto subscribed his name as of this 22nd day of September, 1998.

Gregory D. Bruhn
Executive Vice President

RECEIVED
SEP 23 1998
BOB TAFT
SECRETARY OF STATE

☐ UNIFORM COMMERCIAL CODE FILING

☑ CORPORATIONS FILING

CORPORATIONS ONLY		
☐ Expedite Service	☑ Pick-Up	☐ Mail

CORRESPONDENCE

PLEASE RETURN THE ATTACHED DOCUMENTS TO:

THOMPSON HINE & FLORY LLP
FIRM NAME

CAROL CROW
ATTENTION

10 WEST BROAD STREET SUITE 700
COLUMBUS, OH 43215
ADDRESS

614-469-3200
PHONE

RECEIVED
SEP 23 1998
BOB TAFT
SECRETARY OF STATE

UCC ONLY	
☐ MAIL	☐ PICK UP

	DATE	DOCUMENT NO.	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
1.	09/23/1998	199826701759	RTA REAL ESTATE TRUST AMENDMENT TO TRUST AGREEM.	25.00	0.00	0.00	0.00	0.00
			TOTAL	25.00	0.00	0.00	0.00	0.00

Return To:
THOMPSON HINE & FLORY
10 W BROAD ST STE 700
COLUMBUS, OH 43215-0000

-cut along the dotted line-

The State of Ohio

Certificate

Secretary of State - Bob Taft

RT33

It is hereby certified that the Secretary of State of Ohio has custody of the business records for INNSUITES HOSPITALITY TRUST and that said business records show the filing and recording of:

Document(s)	Document No(s):
REAL ESTATE TRUST AMENDMENT TO TRUST AGREEMENT	199826701759

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, This 23rd day of September, A.D. 1998

Bob Taft
Bob Taft
Secretary of State